FOR IMMEDIATE RELEASE – 8/13/09 7:00 AM ET

China Energy Recovery Reports Higher Second Quarter Fiscal 2009 Financial Results

SHANGHAI, August 13, 2009 /PRNewswire-Asia/ --

-- Revenues increased to $7.6 million by 34% from $5.7 million in Q2 2008
-- Gross profit rose to $1.6 million by 84% compared to Q2 2008 and gross margin increased to 20.6% from 15%

China Energy Recovery, Inc. (OTC Bulletin Board: CGYV) (ISIN: US16943V2060; "CER"), a leader in the waste heat energy recovery sector of the industrial energy efficiency industry, today announced financial results for the second fiscal quarter and the six months ended June 30, 2009.

Revenues for the second quarter ended June 30, 2009 increased to $7.6 million, up by 34% from $5.7 million for the second quarter of 2008. The increase in revenues is due to higher sales price per contract as we completed larger sized energy recovery systems as a result of evolving market demands for systems of larger sizes. Compared to revenues of $1.3 million for the first quarter ended March 31, 2009, revenues for the second quarter of 2009 rose by 503%.

Gross profit increased by 84% to $1.6 million, representing a 20.6% gross margin, for the three months ended June 30, 2009, compared with gross profit of $0.9 million, or a 15% gross margin, for the same period in 2008. The increase in gross profit is mainly attributable to the better margins of some orders including the EPC contract to retrofit a heat recovery system for a repeat customer in the period.

Operating expenses were $1.8 million for the second quarter ended June 30, 2009, or 23.8% of revenues, as compared to $0.9 million, or 15.7% of revenues, for the same period in 2008. The increase is mainly due to the increases of the professional expenses related to public company operations and the allowance for doubtful accounts per the company’s normal provision policies. There were also $0.4 million of non-cash expenses related to issuance of shares and stock options for services.

Operating loss was $0.25 million for the second quarter ended June 30, 2009 as compared to a loss of $0.04 million for the same period in 2008. The increase is mainly attributable to the increase in operating expenses.

Net income increased to $0.8 million for the second quarter ended June 30, 2009 as compared to a net loss of approximately $0.2 million for the same period in 2008. The increase in net income is mainly attributable to increased revenues, improved gross margin and the gain due to the change in the fair value of the outstanding warrants.

"After the temporary slowdown in the first quarter, the second quarter topline results have put us back on the track we are used to being on and we expect to continue to improve our bottomline results to our regular levels by controlling our operating expenses while continuing to achieve expansion of our revenues,” commented Mr. Qinghuan Wu, Chairman and CEO of China Energy Recovery. “Though we experienced a temporary impact from the recent economic downturn in the first quarter, we have seen that many Chinese industrial customers have resumed their facility expansion or retrofit plans as a result of the recent China’s economic stimulus package. With our strong design and engineering capabilities, we are well equipped to capture the trend of the growing market demand for larger sized, more sophisticated energy recovery systems which we believe will ensure us a sustained growth in the years to come. With our current growing order backlog, we also expect to see an improved annual performance in 2009 compared to that in 2008.”

Financial Results for the Six Months Ended June 30, 2009

Comparing the six months ended June 30, 2009 to the same period of 2008:

Revenues for the period were $8.9 million as compared to $9.8 million for the same period in 2008, mainly due to the low revenues recognized in the first quarter of 2009.

Gross profit for the period was $1.6 million as compared to $1.9 million for the same period in 2008. The respective gross margins were 18.4% and 19.3%. The slight decrease in gross margin is mainly due to the lower margin in the first quarter of 2009 as a result of the temporary impact of the recent economic downturn.

Operating expenses for the period amounted to $3.4 million, including $0.8 million of non-cash expenses related to issuance of shares and stock options for services, as compared to $1.1 million for the same period in 2008, an increase of 208%. The increase is mainly due to the increases of the professional expenses related to public company operations, the allowance for doubtful accounts per the company’s normal provision policies, salary expenses due to company-wide salary raises and addition of staff, as well as rentals of office space for expansion.

Operating loss for the period was $1.7 million as compared to an operating income of $0.8 million for the same period in 2008. The decrease is mainly a result of the increase in operating expenses.

Net loss for the period was $0.6 million as compared to a net income of $0.6 million for the same period in 2008. The decrease in net income is mainly attributable to the increase in operating expenses.

What is Waste Heat Energy Recovery?

Industrial facilities release significant amounts of excess heat into the atmosphere in the form of hot exhaust gases or high-pressure steam. Energy recovery is the process of recovering vast amounts of that wasted energy and converting it into usable heat energy or electricity, dramatically lowering energy costs. Energy recovery systems are also capable of capturing harmful pollutants that would otherwise be released into the environment. It is estimated that if energy currently wasted by all the U.S. industrial facilities could be recovered, it could produce power equivalent to 20% of U.S. electricity generation capacity without burning any additional fossil fuel, and could help many industries to meet stringent environmental regulations.

About China Energy Recovery, Inc.

CER is an international leader in designing, manufacturing and installing waste heat energy recovery systems which provide facilities with greater energy efficiency.  The Company’s primary focus is on the Chinese market. CER's technology captures industrial waste energy to produce low-cost electrical power, enabling industrial manufacturers to reduce their energy costs, shrink their emissions footprint, and generate sellable emissions credits. CER has deployed its systems throughout China and in such international markets as Egypt, Korea, Vietnam and Malaysia. CER focuses on numerous industries in which a rapid payback on invested capital is achieved by its customers, including: chemical, paper manufacturing, refining (including methanol refining), etc. CER continues to invest in R&D and plans to build China's first state-of-the-art energy recovery system research and fabrication facility to allow it to meet the increased demand for its products and services. For more information on CER, please visit: http://www.chinaenergyrecovery.com/s/Home.asp .. Information on CER's website does not comprise a part of this press release.

Forward-Looking Statement Disclaimer

This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, as amended. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that CER believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors that CER believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of CER and may not materialize, including, without limitation, the efficacy and market acceptance of CER's products and services, CER's ability to execute on its business plan and strategies and CER's ability to successfully complete orders and collect revenues therefrom. Investors are cautioned that any such statements are not guarantees of future performance. Actual results or developments may differ materially from those projected in the forward-looking statements as a result of many factors. Furthermore, CER does not intend (and is not obligated) to update publicly any forward-looking statements, except as required by law. The contents of this release should be considered in conjunction with the warnings and cautionary statements contained in CER's filings with the Securities and Exchange Commission, including CER's Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2009.

Contact:
Cindy Cheng
+86-21-5556-0020 ext. 503
ir@haie.com

SOURCE: China Energy Recovery, Inc.